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Exhibit 10.19

Finder's Agreement

        FINDER'S AGREEMENT dated as of December 1, 2003, between China Hospitals, Inc., a Delaware corporation ("Company"), and Adamson Brothers, Inc. ("Agent").

        Witnesseth

        WHEREAS, Agent and the Company have entered into a Placement Agent Agreement on even date herewith.

        WHEREAS, paragraph 7(e) of the Placement Agent Agreement requires the Company to enter into this Finder's Agreement upon the first closing of the Company's Private Placement (as defined in the Placement Agent Agreement)

        NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.
Appointment of Agent as Finder

        The Company hereby appoints the Agent as a finder and the Agent hereby accepts such appointment subject to the terms of this Agreement.

2.
Agents' Rights and Duties

        (a)   The Agents shall use their best efforts to facilitate communications between the Company and possible funding sources.

        (b)   The Agents' services under this Agreement exclude any financially related transactions including activities related to capital raising or formation, nor shall the Agents' services hereunder include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant or Attorney.

4.
Compensation

        In the event that at any time prior to the fifth anniversary of the final Closing (as defined in the Placement Agent Agreement) the Company or any of its affiliates shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced to the Company by the Agent, directly or indirectly, during such period, the Agent will be paid a transaction fee, payable at the closing thereof, equal to a percentage of the consideration or value received by the Company and/or its stockholders as follows: (a) 5% of the first $1,000,000, (b) 4% of the next $1,000,000, (c) 3% of the next $1,000,000, (d) 2% of the next $1,000,000, and (e) 1% of all amounts in excess of $4,000,000. In no event shall the fees payable pursuant to this paragraph 4 shall exceed the maximum finder's fee allowed by the National Association of Securities Dealers, Inc. at the time of such transaction.

5.
Expenses

        The parties to this agreement shall each pay their own expenses, including but not limited to attorneys, accountants, and other professional advisors, regardless of whether or not a transaction occurs.

6.
Other Engagements

        The parties acknowledge that the Agents will be acting as a finder to parties other than the Company and agree that the provision of services to such parties shall not constitute a breach hereof or of any duty owed to the Company by virtue of this Agreement.

7.
Independent Contractor

        In providing services pursuant to this Agreement, the parties shall be independent contractors, and no party to this Agreement shall make any representations or statements indicating or suggesting that any joint venture, partnership, or other such relationship exists between any of the parties except as set forth herein.

8.
General Provisions

        (a)   This agreement shall be governed by and under the laws of the State of New York, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

        (b)   Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration shall be conducted in the state of New York. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

        (c)   In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages

        (d)   This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

        (e)   All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given when received by hand delivery, by facsimile (when confirmed by return facsimile) followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested to the addresses set forth below:

    If to the Company:

      China Hospitals, Inc.
      50 Airport Parkway
      San Jose, California 95110
      Attention: Chief Executive Officer

    If to the Agent:

      Adamson Brothers, Inc.
      Paramus Plaza IV, 12 Route 17 North
      Paramus, New Jersey 07652
      Attention: Andy Altahwi

        (f)    This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document.

        (g)   In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

Adamson Brothers, Inc.
/s/ ANDYALTAHWI BY: Andy Altahwi ITS: President
China Hospitals, Inc.
/s/ FRANK HU BY: Frank Hu ITS: Chairman and CEO

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